                                                                   EXHIBIT 24.1


                              POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints William J. Cadogan, Robert E. Switz and Jeffrey D. Pflaum, and each of them, his true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign a Registration Statement on Form S-8 of ADC Telecommunications, Inc. (the "Company") relating to the registration of an additional 6,600,000 shares of the Company's Common Stock issuable under the Company's 1991 Stock Incentive Plan, and any and all amendments thereto, including post-effective amendments, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and with such state securities commissions and other agencies as necessary; granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or the substitutes for such attorneys-in-fact and agents, may lawfully do or cause to be done by virtue hereof.

         Signature                          Title                      Date
         ---------                          -----                      ----
/s/ William J. Cadogan        Chairman of the Board, President    June 17, 1999
-------------------------     and Chief Executive Officer
William J. Cadogan            (principal executive officer)

/s/ Robert E. Switz           Senior Vice President, Chief        June 17, 1999
-------------------------     Financial Officer
Robert E. Switz               (principal financial officer)

/s/ Charles T. Roehrick       Vice President and Controller       June 17, 1999
-------------------------     (principal accounting officer)
Charles T. Roehrick

/s/ James C. Castle, Ph.D     Director                            June 17, 1999
-------------------------
James C. Castle, Ph.D

/s/ Thomas E. Holloran        Director                            June 17, 1999
-------------------------
Thomas E. Holloran

/s/ B. Kristine Johnson       Director                            June 17, 1999
-------------------------
B. Kristine Johnson

                              Director
-------------------------
Alan E. Ross

/s/ Jean-Pierre Rosso         Director                            June 17, 1999
-------------------------
Jean-Pierre Rosso

                              Director
-------------------------
Donald M. Sullivan

                              Director
-------------------------
John D. Wunsch

                              Director
-------------------------
Charles D. Yost